INTERIM INVESTMENT
MANAGEMENT AND
ADMINISTRATION
CONTRACT
Contract made as of October
10, 2000, between
PAINEWEBBER MANAGED
INVESTMENTS TRUST, a
Massachusetts business trust (Trust),
and MITCHELL HUTCHINS
ASSET MANAGEMENT INC.
(Mitchell Hutchins), a Delaware
corporation registered as an
investment adviser under the
Investment Advisers Act of 1940, as
amended (Advisers Act), and as a
broker-dealer under the Securities
Exchange Act of 1934, as amended
(1934 Act)
WHEREAS the Trust is
registered under the Investment
Company Act of 1940, as amended
(1940 Act), as an open-end
management investment company,
and is authorized to offer for public
sale distinct series of shares of
beneficial interest; and
WHEREAS the Trust desires
and intends to have one or more
investment advisers (Sub-Advisers)
provide investment advisory and
portfolio management services with
respect to the series of shares of
beneficial interest of the Trust
designated as PaineWebber U.S.
Government Income Fund,
PaineWebber Investment Grade
Income Fund, PaineWebber High
Income Fund and PaineWebber Tax-
Managed Equity Fund (each a
Series); and
WHEREAS the Trust desires
to retain Mitchell Hutchins as
investment manager and
administrator to furnish certain
administrative and portfolio
management services to the Trust
with respect to the Series, and
Mitchell Hutchins is willing to
furnish such services;
NOW, THEREFORE, in
consideration of the premises and
mutual covenants herein contained, it
is agreed between the parties hereto
as follows:
1.	Appointment. The
Trust hereby appoints Mitchell
Hutchins as investment manager and
administrator of the Trust and each
Series for the period and on the
terms set forth in this Contract.
Mitchell Hutchins accepts such
appointment and agrees to render the
services herein set forth, for the
compensation herein provided.
2. 	Duties as Investment
Manager; Appointment of Sub-
Advisers
(a)	Subject to the
oversight and direction of the Trusts
Board of Trustees ("Board"),
Mitchell Hutchins will provide to the
Trust investment management
evaluation services principally by
performing initial reviews of
prospective Sub-Advisers for each
Series and supervising and
monitoring performance of the Sub-
Advisers thereafter.  Mitchell
Hutchins agrees to report to the Trust
the results of its evaluation,
supervision and monitoring functions
and to keep certain books and
records of the Trust in connection
therewith.  Mitchell Hutchins further
agrees to communicate performance
expectations and evaluations to the
Sub-Advisers, and to recommend to
the Trust whether agreements with
Sub-Advisers should be renewed,
modified or terminated.
(b)	Mitchell Hutchins is
responsible for informing the Sub-
Advisers of the investment
objective(s), policies and restrictions
of the Series for which the Sub-
Adviser is responsible, for informing
or ascertaining that it is aware of
other legal and regulatory
responsibilities applicable to the
Sub-Adviser with respect to the
Series for which the Sub-Adviser is
responsible, and for monitoring the
Sub-Advisers discharge of their
duties; but Mitchell Hutchins is not
responsible for the specific actions
(or inactions) of a Sub-Adviser in the
performance of the duties assigned to
it.
(c)	With respect to each
Sub-Adviser for a Series, Mitchell
Hutchins shall enter into an
agreement (Sub-Advisory
Agreement) with the Sub-Adviser
in substantially the form previously
approved by the Board.
(d)	Mitchell Hutchins
shall be responsible for the fees
payable to and shall pay the Sub-
Adviser of a Series the fee as
specified in the Sub-Advisory
Agreement relating thereto.
3.	Duties as
Administrator.  Mitchell Hutchins
will administer the affairs of the
Trust and Series subject to the
oversight and direction of the Board
and the following understandings:
(a)	Mitchell Hutchins
will supervise all aspects of the
operations of the Trust and the
Series, including oversight of
transfer agency, custodial and
accounting services, except as
hereinafter set forth; provided,
however, that nothing herein
contained shall be deemed to relieve
or deprive the Board of its
responsibility for and control of the
conduct of the affairs of the Trust
and the Series.
(b) 	Mitchell Hutchins
will provide the Trust and the Series
with such corporate, administrative
and clerical personnel  (including
officers of the Trust) and services as
are reasonably deemed necessary or
advisable by the Board, including the
maintenance of certain books and
records of the Trust and Series.
(c)	Mitchell Hutchins
will arrange, but not pay, for the
periodic preparation, updating, filing
and dissemination (as applicable) of
the Trusts Registration Statement,
proxy material, tax returns and
required reports to shareholders of
the Series and the Securities and
Exchange Commission and other
appropriate federal or state
regulatory authorities.
(d) 	Mitchell Hutchins
will provide the Trust and the Series
with, or obtain for it, adequate office
space and all necessary office
equipment and services, including
telephone service, heat, utilities,
stationery supplies and similar items.
(e) 	Mitchell Hutchins
will provide the Board on a regular
basis with economic and investment
analyses and reports and make
available to the Board upon request
any economic, statistical and
investment services normally
available to institutional or other
customers of Mitchell Hutchins.
4.	Further Duties. In all
matters relating to the performance
of this Contract, Mitchell Hutchins
will act in conformity with the
Declaration of Trust, By-Laws and
the currently effective registration
statement of the Trust and any
amendments or supplements thereto
(Registration Statement) and with
the instructions and directions of the
Board and will comply with the
requirements of the 1940 Act, the
Advisers Act, and the rules under
each, and all other applicable federal
and state laws and regulations.
5.	Services Not
Exclusive. The services furnished by
Mitchell Hutchins hereunder are not
to be deemed exclusive and Mitchell
Hutchins shall be free to furnish
similar services to others so long as
its services under this Contract are
not impaired thereby.  Nothing in
this Contract shall limit or restrict the
right of any director, officer or
employee of Mitchell Hutchins, who
may also be a Trustee, officer or
employee of the Trust, to engage in
any other business or to devote his or
her time and attention in part to the
management or other aspects of any
other business, whether of a similar
nature or a dissimilar nature.
6. 	Expenses.
(a)	During the term of
this Contract, each Series will bear
all expenses, not specifically
assumed by Mitchell Hutchins,
incurred in its operations and the
offering of its shares.
(b) 	Expenses borne by
each Series will include but not be
limited to the following (or the
Series' proportionate share of the
following):  (i) the cost (including
brokerage commissions) of securities
purchased or sold by the Series and
any losses incurred in connection
therewith; (ii) fees payable to and
expenses incurred on behalf of the
Series by Mitchell Hutchins under
this Contract; (iii) filing fees and
expenses relating to the registrations
and qualification of the Series shares
and the Trust under federal and/or
state securities laws and maintaining
such registration and qualifications
(iv) fees and salaries payable to the
Trusts Trustees and officers who are
not interested persons of the Trust or
Mitchell Hutchins; (v) all expenses
incurred in connection with the
Trustees services, including travel
expenses; (vi) taxes (including any
income or franchise taxes) and
governmental fees; (vii) costs of any
liability, uncollectible items of
deposit and other insurance and
fidelity bonds; (viii) any costs,
expenses or losses arising out of a
liability of or claim for damages or
other relief asserted against the Trust
or the Series for violation of any law;
(ix) legal, accounting and auditing
expenses, including legal fees of
special counsel for those Trustees of
the Trust who are not interested
persons of the Trust; (x) charges of
custodians, transfer agents and other
agents; (xi) costs of preparing share
certificates; (xii) expenses of setting
in type and printing prospectuses and
supplements thereto, statements of
additional information and
supplements thereto, reports and
proxy materials for existing
shareholders; (xiii) costs of mailing
prospectuses and supplements
thereto, statements of additional
information and supplements thereto,
reports and proxy materials to
existing shareholders; (xiv) any
extraordinary expenses (including
fees and disbursements of counsel,
costs of actions, suits or proceedings
to which the Trust is a party and the
expenses the Trust may incur as a
result of its legal obligation to
provide indemnification to its
officers, Trustees, agents and
shareholders) incurred by the Trust
or the Series; (xv) fees, voluntary
assessments and other expenses
incurred in connection with
membership in investment company
organizations; (xvi) costs of mailing
and tabulating proxies and costs of
meetings of shareholders, the Board
and any committees thereof;
(xvii) the cost of investment
company literature and other
publications provided by the Trust to
its Trustees and officers; (xviii) costs
of mailing, stationery and
communications equipment;
(xix) expenses incident to any
dividend, withdrawal or redemption
options; (xx) charges and expenses
of any outside pricing service used to
value portfolio securities;
(xxi) interest on borrowings of the
Trust; and (xxii) fees or expenses
related to license agreements with
respect to securities indices.
(c) 	The Trust or a Series
may pay directly any expenses
incurred by it in its normal
operations and, if any such payment
is consented to by Mitchell Hutchins
and acknowledged as otherwise
payable by Mitchell Hutchins
pursuant to this Contract, a Series
may reduce the fee payable to
Mitchell Hutchins pursuant to
Paragraph 7 thereof by such amount.
To the extent that such deductions
exceed the fee payable to Mitchell
Hutchins on any monthly payment
date, such excess shall be carried
forward and deducted in the same
manner from the fee payable on
succeeding monthly payment dates.
(d) 	Mitchell Hutchins
will assume the cost of any
compensation for services provided
to the Trust received by the officers
of the Trust and by those Trustees
who are interested persons of the
Trust.
(e) 	The payment or
assumption by Mitchell Hutchins of
any expenses of the Trust or a Series
that Mitchell Hutchins is not
required by this Contract to pay or
assume shall not obligate Mitchell
Hutchins to pay or assume the same
or any similar expense of the Trust
or a Series on any subsequent
occasion.
7. 	Compensation.
(a)	 For the services
provided and the expenses assumed
pursuant to this Contract, with
respect to the Series, the Trust will
pay to Mitchell Hutchins a fee,
computed daily and paid monthly, at
an annual rate as set forth below,
expressed as a percentage of average
daily net assets of the applicable
Series:
PaineWebber
U.S.
Government
Income
Fund
0.
50

PaineWebber
Investment
Grade Income
Fund
0.
50

PaineWebber
High Income
Fund
0.
50

PaineWebber
Tax-Managed
Equity
Fund
75


(b)	The fee shall be
computed daily and paid monthly to
Mitchell Hutchins on or before the
first business day of the next
succeeding calendar month.
(c)	If this Contract
becomes effective or terminates
before the end of any month, the fee
for the period from the effective day
to the end of the month or from the
beginning of such month to the date
of termination, as the case may be,
shall be prorated according to the
proportion which such period bears
to the full month in which such
effectiveness or termination occurs.
8.	Limitation of Liability
of Mitchell Hutchins.  Mitchell
Hutchins and its officers, directors,
employees and delegates, including
any Sub-Adviser to a Series, shall
not be liable for any error of
judgment or mistake of law or for
any loss suffered by the Trust, the
Series or any of its shareholders, in
connection with the matters to which
this Contract relates, except to the
extent that such a loss results from
willful misfeasance, bad faith or
gross negligence on its part in the
performance of its duties or from
reckless disregard by it of its
obligations and duties under this
Contract.  Any person, even though
also an officer, director, employee,
or agent of Mitchell Hutchins, who
may be or become an officer,
Trustee, employee or agent of the
Trust shall be deemed, when
rendering services to a Series or the
Trust or acting with respect to any
business of the Series or the Trust, to
be rendering such service to or acting
solely for the Series or the Trust and
not as an officer, director, employee,
or agent or one under the control or
direction of Mitchell Hutchins even
though paid by it.
9.	Limitation of Liability
of the Trustees and Shareholders of
the Trust.  The Trustees of the Trust
and the shareholders of any Series
shall not be liable for any obligations
of any Series or the Trust under this
Agreement and Mitchell Hutchins
agrees that, in asserting any rights or
claims under this Agreement, it shall
look only to the assets and property
of the Trust in settlement of such
right or claim, and not to such
Trustees or shareholders.
10. 	Duration and
Termination.
(a)	This Contract shall
become effective for each Series
upon the day and year first written
above, provided that this Contract
has been approved for the Series by a
vote of a majority of those Trustees
of the Trust who are not parties to
this Contract or interested persons of
any such party cast at a meeting
called for the purpose of voting on
such approval and in which the
Trustees may participate by any
means of communication that allows
all Trustees participating to hear
each other simultaneously during the
meeting.
(b)	Unless sooner
terminated as provided herein, this
Contract shall continue in effect for
the Series for a period of 150 days
after the day and year first above
written.
(c)	Notwithstanding the
foregoing, with respect to a Series,
this Contract may be terminated at
any time, without the payment of any
penalty, by vote of the Board or by a
vote of a majority of the outstanding
voting securities of the Series on ten
days written notice to Mitchell
Hutchins and may be terminated by
Mitchell Hutchins at any time,
without the payment of any penalty,
on sixty days written notice to the
Trust.  Termination of this Contract
with respect to a Series shall in no
way affect the continued validity of
this Contract or the performance
thereunder with respect to any other
Series.
11.	Amendment of this
Contract.  No provision of this
Contract may be changed, waived,
discharged or terminated orally, but
only by an instrument in writing
signed by the party against which
enforcement of the change, waiver,
discharge or termination is sought,
and no amendment of this contract as
to a Series shall be effective until
approved by vote of the Independent
Trustees or a majority of the
Seriesoutstanding voting securities.
12.	Governing Law.  This
Contract shall be construed in
accordance with the laws of the State
of New York, without giving effect
to the conflicts of laws principles
thereof, and in accordance with the
1940 Act, provided, however, that
section 9 above will be construed in
accordance with the laws of the
Commonwealth of Massachusetts.
To the extent that the applicable laws
of the State of New York or the
Commonwealth of Massachusetts
conflict with the applicable
provisions of the 1940 Act, the latter
shall control.
13.	Miscellaneous.  The
captions in this Contract are included
for convenience of reference only
and in no way define or delimit any
of the provisions hereof or otherwise
affect their construction or effect. If
any provision of this Contract shall
be held or made invalid by a court
decision, statute, rule or otherwise,
the remainder of this Contract shall
not be affected thereby.  This
Contract shall be binding upon and
shall inure to the benefit of the
parties hereto and their respective
successors.  As used in this Contract,
the terms "majority of the
outstanding voting securities,"
"affiliated person," "interested
person," "assignment," "broker,"
"investment adviser," "national
securities exchange," "net assets,"
"prospectus," "sale," "sell" and
"security" shall have the same
meaning as such terms have in the
1940 Act, subject to such exemption
as may be granted by the Securities
and Exchange Commission by any
rule, regulation or order. Where the
effect of a requirement of the 1940
Act reflected in any provision of this
contract is relaxed by a rule,
regulation or order of the Securities
and Exchange Commission, whether
of special or general application,
such provision shall be deemed to
incorporate the effect of such rule,
regulation or order.
IN WITNESS WHEREOF,
the parties hereto have caused this
instrument to be executed by their
officers designated as of the day and
year first above written.


PAINEWEB
BER
MANAGED
INVESTME
NTS TRUST
Attest:  /s/
Cristina Paradiso

	Assistant
Secretary
By  /s/
Dianne E.
ODonnell


Name:
Dianne E.
ODonnell
Title: Vice
President
and
Secretary

MITCHELL
HUTCHINS
ASSET
MANAGEM
ENT INC.
Attest:  /s/ Keith
A. Weller

	First Vice
President and
Associate
	General
Counsel
By  /s/ Amy
R.
Doberman


Name: Amy
R.
Doberman
Title: Senior
Vice
President
and General
Counsel



(..continued)